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Exhibit 10.14

AMENDED AND RESTATED GOVERNANCE AGREEMENT

        This AMENDED AND RESTATED GOVERNANCE AGREEMENT (this "Agreement") is dated as of June    , 2004 among SmithKline Beecham Corporation, a Pennsylvania corporation ("GSK"), Theravance, Inc., a Delaware corporation (the "Company"), solely with respect to Articles III, IV and VI hereof, GlaxoSmithKline plc, an English public limited company ("GlaxoSmithKline"), and, solely with respect to Articles II, IV and VI hereof, Glaxo Group Limited, a limited liability company organized under the laws of England and Wales ("GGL" and with each of GSK, GlaxoSmithKline and the Company, a "Party").

        WHEREAS, GGL and the Company have entered into that certain Strategic Alliance Agreement dated as of March 30, 2004 (the "Alliance Agreement"), pursuant to which, among other things, the Company has granted GGL an option to develop and commercialize certain therapeutic compounds on an exclusive, worldwide basis;

        WHEREAS, GSK and the Company have entered into that certain Class A Common Stock Purchase Agreement dated as of March 30, 2004 (the "Class A Stock Purchase Agreement"), pursuant to which GSK has purchased shares of the Company's Class A Common Stock;

        WHEREAS, as a condition to the stock purchase contemplated by the Class A Stock Purchase Agreement and to facilitate an eventual underwritten public offering of the Company's equity securities, all outstanding shares of the Company's Preferred Stock have been converted into shares of the Company's Common Stock (the "Common Stock");

        WHEREAS, GGL through a previous stock purchase agreement held shares of the Company's preferred stock that were converted into common stock and then exchanged for shares of the Company's Class A Common Stock pursuant to Section 1.3 of the Class A Common Stock Purchase Agreement;

        WHEREAS, GSK and the Company have agreed to establish in this Agreement certain terms and conditions concerning the corporate governance of the Company;

        WHEREAS, GSK, GGL and the Company also have agreed to establish in this Agreement certain terms and conditions concerning the acquisition, disposition and voting of securities of the Company beneficially owned by GSK and its Affiliates (as defined herein); and

        WHEREAS, GSK, GlaxoSmithKline, GGL and the Company have agreed to set forth in this Agreement the terms and conditions upon which the Company shall redeem the Common Stock;

        WHEREAS, each of the parties hereto has entered into that certain Governance Agreement, dated as of May 11, 2004 (the "Prior Agreement");

        WHEREAS, each of the parties hereto desire to amend and restate the Prior Agreement as set forth in this Agreement; and

        WHEREAS, each of the parties hereto hereby agrees to waive all rights granted to each such Party under the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights created under the Prior Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements contained herein, each Party hereto hereby agrees as follows:

ARTICLE I

BOARD OF DIRECTORS AND CERTAIN CORPORATE ACTIONS

        SECTION 1.1.    Initial Composition of Board of Directors at the Effective Date.

          (a)   The number of directors comprising the full Board of Directors of the Company (the "Board") immediately after the Effective Date shall be 12. The directors of the Company following the Effective Date shall be the directors of the Company immediately prior to the Effective Date, and shall serve until their successors have been duly elected or appointed and qualified or until the earlier death, resignation or removal in accordance with the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation"), the Company's Bylaws and this Agreement. GSK shall have the right, but not the obligation, to nominate an individual to serve as a member of the Board (in which case the size of the Board will be increased by one) or alternatively to designate an individual to serve as an observer at Board meetings. Notwithstanding the foregoing, GSK shall have no right to nominate or designate any individual to serve as a member or observer of the Board under this Section 1.1 if, (i) GSK's Percentage Interest (as defined below) has fallen below 15% or (ii) directly as a result of any sale or other disposition by GSK of Voting Stock, GSK's Percentage Interest has fallen below 19.0%, and the term of any such existing member or observer shall automatically cease upon such reduction in GSK's Percentage Interest. In addition, GSK's right to nominate or designate an individual to serve as a member or observer to the Board under this Section 1.1 shall be suspended for the duration of any period in which GSK is otherwise entitled to nominate directors pursuant to Section 1.2 or Section 1.3 below.

          (b)   Any individual designated by GSK pursuant to paragraph (a) of this Section 1.1 to be an observer to the Board shall have the right to attend all meetings of its Board in a nonvoting observer capacity and, in this respect, the Company shall give such observer copies of all notices, minutes, consents and other materials that it provides to its directors; provided, however, that such observer shall not be permitted to attend any meeting of the Board unless such individual signs an agreement to hold such materials in confidence and trust and to act in a fiduciary manner with respect to the Company with respect to all information so provided as if such individual was a GSK Director (as defined below); and, provided further, that the Company reserves the right to withhold any information and to exclude such observer from any meeting or portion thereof if access to such information or attendance at such meeting (i) could adversely affect the attorney-client privilege between the Company and its counsel or (ii) would result in the disclosure of competitive or other sensitive information to GSK or its observer in such a manner that any GSK Director would need to be recused to abide by their fiduciary duties to the Company and its stockholders.

        SECTION 1.2.    Composition of the Board Following 50.1% or Greater Ownership by GSK.    (a) The Company agrees that after, and so long as, GSK's Percentage Interest is 50.1% or greater, the Board shall include (i) such number of nominees designated by GSK equal to one-third of the then aggregate number of directors comprising the Board (the "GSK Directors") and (ii) two officers of the Company nominated by the nominating committee of the Board. The remaining directors of the Board shall be composed of Independent Directors. For purposes of this Agreement, an "Independent Director" shall mean a director who complies with the independence requirements for directors with respect to the Company (without reference to any applicable exemptions from such requirements) for companies listed on the Nasdaq National Market and shall be individuals who have business or technical experience, stature and character as is commensurate with service on the board of a publicly traded enterprise. With respect to any GSK Independent Nominees (as defined below), each such nominee, in addition to meeting the independence requirements with respect to the Company as described in the immediately preceding sentence, shall also meet such independence requirements with respect to GlaxoSmithKline and any of its Affiliates as if such Independent Director was a director of GlaxoSmithKline or one of its Affiliates. So long as GSK's Percentage Interest is 50.1% or greater, the Board shall be comprised of nine members, or any greater number that is divisible by three.

          (b)   With respect to the Independent Directors referred to above in paragraph (a) and so long as GSK's Percentage Interest is 50.1% or greater, GSK shall, upon its request, be entitled to designate nominees (the "GSK Independent Nominees") for one-half of the total number of Independent Directors. Subject to the approval of the majority of the members of the Board other than the GSK Directors and GSK Independent Nominees (the "Non-GSK Directors"), such approval not to be unreasonably withheld or delayed, the GSK Independent Nominees shall be included as nominees to be voted upon by the Company's stockholders. An equal number of Independent Directors shall be nominated by the Non-GSK Directors. Subject to the approval of the GSK Directors, such approval not to be unreasonably withheld or delayed, such nominees shall be included as nominees to be voted upon by the Company's stockholders. In the event that approval of any Independent Director nominee is properly withheld, the nominating directors (the GSK Directors or the Non-GSK Directors, as the case may be) shall be entitled to propose an alternate candidate (who shall be subject to the relevant approval described in this paragraph (b)) for nomination as an Independent Director in accordance with this Section 1.2. For purposes of this Agreement, "GSK's Percentage Interest" shall mean the percentage of voting power, determined on the basis of the number of shares of Voting Stock actually outstanding, that is controlled directly or indirectly by GSK and its Affiliates and held prior to the date of this Agreement or obtained in accordance with this Agreement, the Class A Stock Purchase Agreement and the Certificate of Incorporation. Notwithstanding the foregoing, GSK shall have no right to designate any nominees for directors under this Section 1.2 at any time after GSK's Percentage Interest has fallen below 50.1%, and the term of each then existing GSK Director and GSK Independent Nominees nominated pursuant to this Section 1.2 shall automatically cease upon such reduction in GSK's Percentage Interest. (For the avoidance of doubt, nothing in this section shall limit or affect GSK's rights pursuant to Section 1.1(a)).

        SECTION 1.3.    Composition of the Board following 35.1% or Greater Ownership by GSK.    From and after the Call/Put Termination Date (as defined in Section 6.10) and until September 1, 2008 or, if on or after September 1, 2008, GSK commences an offer to purchase additional shares of Voting Stock as contemplated by Section 2.1(b)(viii), the expiration date of such offer (which shall not occur later than October 15, 2008) (the "Interim Period"), so long as, during the Interim Period, GSK's Percentage Interest is 35.1% or greater and less than 50.1%, the Board shall be comprised of no less than six members and shall include, (i) one nominee designated by GSK (who shall be deemed to be a "GSK Director") and (ii) two officers of the Company nominated by the nominating committee of the Board. The remaining members of the Board shall be Independent Directors. GSK, upon its request, shall be entitled to designate nominees (who shall be deemed to be "GSK Independent Nominees") for a number of Independent Directors equal to GSK's Percentage Interest at such time times the total number of such Independent Directors (with such number being rounded to the nearest whole number) and provided further, that such nominees shall meet the independence requirements for GSK Independent Nominees as set forth in Section 1.2 above. Such nominees shall be subject to the approval, not to be unreasonably withheld or delayed, of the majority of the then existing directors (other than any director nominated by GSK). In the event that approval of any Independent Director nominee proposed by GSK is properly withheld by the then existing directors, GSK shall be entitled to propose an alternate candidate (who shall be subject to the relevant approval described in this Section 1.3) for nomination as an Independent Director in accordance with this Section 1.3. The rights set forth in this Section 1.3 shall terminate upon the expiration of the Interim Period, and the term of each GSK Director and GSK Independent Nominee under this Section 1.3 shall automatically cease on such date; provided however, that the termination of such rights shall not affect GSK's right to immediately nominate one or more directors pursuant to Section 1.1 or 1.2.

        SECTION 1.4.    Other Matters Related to the Board.

          (a)   The Company agrees to increase or decrease, as the case may be, the size of the Board, and to fill the newly created directorships created by any such increase, as appropriate in order to achieve the composition required by Sections 1.1, 1.2 and 1.3. Any directors elected to fill a vacancy shall serve until the next annual meeting of stockholders. Whenever necessary pursuant to a decrease in the size of the Board, GSK will cause directors nominated by GSK to resign from the Board to maintain the composition required by Sections 1.2 and 1.3, and the Company shall cause such number of Non-GSK Directors to resign as necessary to maintain the composition required by Sections 1.2 and 1.3. To facilitate compliance with the provisions of this Article I, GSK shall cause each GSK Director and GSK Independent Nominee, and the Company shall cause each other director of the Board, to enter into an agreement with the Company that provides for the resignation of such director upon the occurrence of the events requiring such resignation as set forth in this Agreement; provided, however, that this sentence shall only come into effect two weeks prior to the Call/Put Termination Date.

          (b)   The Company shall always have the right to decrease the size of the Board without GSK's consent (and, if desired, and subject to the provisions of Section 1.2(a), to increase it again without GSK's consent to no more than 13 seats); provided, however, that in no event will GSK lose its right to designate or nominate the GSK Director(s) or GSK Independent Nominees pursuant to Sections 1.1, 1.2 or 1.3 of this Agreement.

          (c)   GSK and the Non-GSK Directors shall have the right to nominate any replacement for a director nominated by GSK or nominated by the Non-GSK Directors, respectively, at the termination of such director's term or upon death, resignation, retirement, disqualification, removal from office or other cause, subject to any rights of approval set forth in Sections 1.2 and 1.3. To the extent permitted by the Certificate of Incorporation or Bylaws of the Company, the Board shall appoint each person so designated or nominated.

          (d)   No individual nominated by GSK shall serve as a director unless such individual has such business or technical experience, stature and character as is commensurate with service on the board of a publicly held enterprise. No such individual who is an officer, director, partner or principal stockholder of any competitor of the Company and its subsidiaries (other than GSK and its Affiliates) shall serve as a director of the Company except by agreement of the Independent Directors in their sole discretion.

          (e)   So long as GSK's Percentage Interest is 50.1% or greater, each committee of the Board (other than any Common Stock committee or committee of Independent Directors constituted for the purposes of making any determination that is to be made under the terms of this Agreement or the Certificate of Incorporation or as expressly prohibited by applicable law, regulation or stock exchange or trading system listing requirement) shall at all times include at least one GSK Director and no action by any such committee shall be valid unless taken at a meeting for which adequate notice has been duly given to or waived by all of the members of such committee. Such notice shall include a description of the general nature of the business to be transacted at the meeting and no other business may be transacted at such committee meeting. Any committee member unable to attend any committee meeting in person shall be given the opportunity to participate by telephone. Prior to the Initial Public Offering, the GSK Director designated to serve on any such committee may designate as his/her alternate another GSK Director.

        SECTION 1.5.    Director Approval Required for Certain Actions.    (a) After, and so long as GSK's Percentage Interest is 50.1% or greater, the approval of a majority of GSK Directors (for clarity, should there be an even number of GSK Directors, such approval shall mean that more GSK Directors voted for approval than against) shall be required to approve any of the following:

              (i)  the acquisition by the Company of any business or assets that would constitute a substantial portion of the business or assets of the Company, whether such acquisition be by merger or consolidation or the purchase of stock or assets or otherwise;

             (ii)  the sale, lease, license, transfer or other disposal of a substantial portion of the business or assets, tangible or intangible, of the Company; provided, however, that the approval of a majority of the GSK Directors shall not be required for the sale, license or transfer to another party, in the ordinary course of business, of any Company asset (regardless of its value or what portion of the Company's business or assets it may represent) over which GSK has no contractual rights in accordance with the provisions of the Alliance Agreement; or

            (iii)  the repurchase or redemption of any Equity Security or other capital stock of the Company, other than (A) redemptions required by the terms thereof, (B) purchases made at fair market value in connection with any deferred compensation plan maintained by the Company and (C) repurchases of unvested or restricted stock at or below cost pursuant to any employee, officer, director or consultant compensation plan. For purposes of this Agreement, "Equity Security" means any (i) Voting Stock of the Company, (ii) securities of the Company convertible into or exchangeable for Voting Stock and (iii) options, rights and warrants issued by the Company to acquire Voting Stock. "Voting Stock" shall mean the outstanding securities of the Company having the right to vote generally in any election of directors of the Board.

          (b)   During the Interim Period, any of the actions described in Section 1.5(a) or Section 1.6(b) shall require the approval of a majority of the Independent Directors.

        SECTION 1.6.    GSK Approval for Certain Issuances of Equity Securities.

          (a)   Prior to the Call/Put Termination Date, the Company shall not, without the prior written consent of GSK, issue any Equity Security other than (i) shares of Common Stock, (ii) options to acquire Common Stock and (iii) to the extent constituting an Equity Security, Permitted Indebtedness; provided, however, the Company shall only issue such Equity Securities if as a consequence of such issuance, the aggregate number of Callable/Puttable Shares (as defined in Section 6.10) would not exceed 84,000,000 (such amount to be adjusted for stock splits, stock dividends, combinations and other recapitalizations); provided further, that, in determining such aggregate number of Callable/Puttable Shares, the number of any Callable/Puttable Shares subject to Executive Lock-Up Agreements entered into pursuant to the Class A Purchase Agreement shall not be included.

          (b)   If GSK's Percentage Ownership is 35.1% or greater on the Call/Put Termination Date, following the Call/Put Termination Date and until the End of the Equity Limitation Period (as defined below), the Company shall not issue any Equity Security other than Permitted Equity Issuances. "Permitted Equity Issuances" shall mean (i) the issuance of Equity Securities pursuant to any employee, officer, director or consultant compensation plan that has been approved by the majority of the Board or (ii) issuances by the Company of Equity Securities to third parties (other than as contemplated by the preceding clause (i)), including pursuant to the exercise, conversion or exchange of Equity Securities other than Callable/Puttable Shares issued prior to the Call Date or the final day of the Put Period, as the case may be, provided that, the aggregate number of shares of any such Equity Securities issued to such third parties following the Call/Put Termination Date and until the End of the Equity Limitation Period shall in no event exceed the equivalent of 25,000,000 shares of Common Stock (on an as converted basis) (such amount to be adjusted for stock splits, stock dividends, combinations and other recapitalizations). The "End of the Equity

  Limitation Period" shall mean: (x) September 1, 2012, if GSK's Percentage Interest is 50.1% or greater on the Call/Put Termination Date or if GSK's Percentage Interest is less than 50.1% on the Call/Put Termination Date, but exceeds 50.1% at any time on or prior to December 31, 2008 and (y) in all other cases, December 31, 2008.

        SECTION 1.7.    Limitation on Indebtedness Prior to Call/Put Termination Date.    Except with respect to Permitted Indebtedness (as defined in Section 6.10), prior to the Call/Put Termination Date, the Company shall not borrow money or otherwise incur Indebtedness to the extent that the Company on a consolidated basis has financial Indebtedness that exceeds cash and cash equivalents under US generally accepted accounting principles at any time prior to the Call/Put Termination Date.

        SECTION 1.8.    Directors and Officers Liability Insurance.    From and after the date that GSK nominates one or more directors to serve on the Board, the Company shall maintain directors and officers liability insurance coverage to the extent and in the amounts common to comparable companies. To the extent that such insurance coverage is in place, the GSK nominees shall be named as designated insureds under such policy.

        SECTION 1.9.    Consolidation with GlaxoSmithKline.    At such time as GlaxoSmithKline is required by applicable accounting standards to include the Company's results in the consolidated financial results for GlaxoSmithKline, the Company (i) shall provide such information based on or derived from the Company's U.S. GAAP financial reporting and (ii) shall provide such additional information and take such steps that are reasonably requested by GlaxoSmithKline to comply with applicable law or to prepare its consolidated financial statements on such time schedule as GlaxoSmithKline may reasonably request for purposes of preparation of GlaxoSmithKline's consolidated financial results; provided, however, that GSK or any of its affiliates shall be required to pay all incremental documented expenses (personnel or otherwise) arising out of the Company's obligations pursuant to subsection (ii) of this Section 1.9. The Company shall take all such steps necessary in order to comply with its obligations (if any) under the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted pursuant thereto.

ARTICLE II

LIMITATIONS RELATING TO COMPANY EQUITY SECURITIES

        SECTION 2.1.    Acquisition of Company Equity Securities.

          (a)    Acquisition of Equity Securities.    Except as contemplated by this Agreement, as permitted by Section 2.1(b), (c) or (d) or as otherwise agreed in writing by the Company (following approval of a majority of the Independent Directors), GSK and its Affiliates will not (and will not assist or encourage others to) directly or indirectly in any manner:

              (i)  acquire, or agree to acquire, directly or indirectly, alone or in concert with others, by purchase, gift or otherwise, any direct or indirect beneficial ownership (within the meaning of Rule l3d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or interest in any securities or direct or indirect rights, warrants or options to acquire, or securities convertible into or exchangeable for, any Equity Securities;

             (ii)  make, or in any way participate in, directly or indirectly, alone or in concert with others, any "solicitation" of "proxies" to vote (as such terms are used in the proxy rules of the Securities and Exchange Commission (the "SEC") promulgated pursuant to Section 14 of the Exchange Act); provided, however, that the prohibition in this Section 2.1(a)(ii) shall not apply to solicitations exempted from the proxy solicitation rules by Rule 14a-2 under the Exchange Act or any successor provision;

            (iii)  form, join or in any way participate in a "group" within the meaning of Section 13(d)(3) of the Exchange Act with any person not bound by the terms of this Agreement (other than persons deemed to be a member of such group solely by virtue of being an Affiliate of GSK) with respect to any Voting Stock;

            (iv)  acquire or agree to acquire, directly or indirectly, alone or in concert with others, by purchase, exchange or otherwise, (A) any of the assets, tangible or intangible, of the Company or (B) direct or indirect rights, warrants or options to acquire any assets of the Company, except for (X) such assets as are then being offered for sale by the Company or (Y) acquisitions of assets of the Company pursuant to or as contemplated by the Alliance Agreement or the Collaboration Agreement between GSK and the Company dated as of November 14, 2002 (the "Collaboration Agreement");

             (v)  enter into any arrangement or understanding with others to do any of the actions restricted or prohibited under Sections 2.1 (a) (i), (ii), (iii) or (iv);

            (vi)  otherwise act in concert with others, to seek to offer to the Company or any of its stockholders any business combination, restructuring, recapitalization or similar transaction to or with the Company or otherwise seek in concert with others, to control, change or influence the management, board of directors or policies of the Company or nominate any person as a director of the Company who is not nominated by the then incumbent directors, or propose any matter to be voted upon by the stockholders of the Company; or

           (vii)  prior to August 31, 2007, request that the Company (or the Board) amend or waive any provisions of this Section 2.1.

          (b)    Exceptions for Certain Acquisitions of Equity Securities of the Company.    Nothing herein shall prevent GSK or its Affiliates (or in the case of Section 2.1(b)(v), their employees) from:

              (i)  purchasing the Class A Stock of the Company on the Effective Date;

             (ii)  purchasing additional Equity Securities of the Company pursuant to the provisions of Article III of this Agreement and Article IV of the Certificate of Incorporation;

            (iii)  purchasing additional Equity Securities of the Company after the Effective Date to maintain GSK's Percentage Interest in accordance with Section 2.1(d) hereof;

            (iv)  acquiring securities of the Company issued in connection with stock splits or recapitalizations or pursuant to Section 2.5 of that certain Investors' Rights Agreement dated as of May 11, 2004 (the "Investors' Rights Agreement");

             (v)  following the Company's initial public offering of Voting Stock (the "Initial Offering"), purchasing Equity Securities of the Company for (A) a pension plan established for the benefit of GSK's employees, (B) any employee benefit plan of GSK, (C) any stock portfolios not controlled by GSK or any of its Affiliates that invest in the Company among other companies, or (D) any account of a GSK employee in such employee's personal capacity;

            (vi)  acquiring securities of another biotechnology or pharmaceutical company that beneficially owns any of the Equity Securities, provided that any Equity Securities so acquired shall be subject to the provisions of Sections 2.1(a), 2.2 and 2.3 of this Agreement on the same basis as the Class A Common Stock purchased pursuant to the Class A Stock Purchase Agreement;

           (vii)  in the event that GSK's Percentage Interest is 50.1% or greater at any time on or after the Call/Put Termination Date, on or after September 1, 2012, GSK and/or its Affiliates may make an offer that does not include any condition as to financing to the Company's stockholders to merge the Company or otherwise to acquire outstanding Voting Stock that would bring GSK's Percentage Interest to 100%, provided that such offer is approved by a majority of the Independent Directors and includes a condition to consummation of the transaction that a majority of the shares of the then outstanding Voting Stock not owned by GSK or any of its Affiliates shall have accepted the offer by tendering such shares or voting such shares in favor thereof;

          (viii)  in the event that GSK's Percentage Interest is less than 50.1% on the Call/Put Termination Date, on or after September 1, 2008, GSK and/or its Affiliates may make an offer that does not include any condition as to financing to the Company's stockholders to acquire outstanding Voting Stock that would bring GSK's Percentage Interest to no greater than 60%, provided that such offer is approved by a majority of the Independent Directors and includes a condition to consummation of the transaction that a majority of the shares of the then outstanding Voting Stock not owned by GSK or any of its Affiliates shall have accepted the offer by tendering such shares in the offer; provided, further, that, any Equity Securities so acquired shall be subject to the provisions of Sections 2.1(a), 2.2 and 2.3 of this Agreement on the same basis as the Class A Common Stock purchased pursuant to the Class A Stock Purchase Agreement (for the avoidance of doubt, the parties acknowledge that, if the GSK Percentage Interest is less than 50.1% on the Call/Put Termination Date, GSK shall not, prior to September 1, 2012, be permitted to make an offer to acquire additional outstanding Equity Securities of the Company except as expressly permitted in this Section 2.1(b) or Sections 2.1(c) or (d));

            (ix)  at any time following the Call/Put Termination Date and prior to September 1, 2012 that the GSK Percentage Interest is 50.1% or greater, GSK and/or its Affiliates may make an offer that does not include any condition as to financing to acquire outstanding Voting Stock that would bring GSK's Percentage Interest to 100%; provided that, any such offer shall be approved by a majority of the Independent Directors and includes a condition to consummation of the transaction that a majority of the shares of the then outstanding Voting Stock not owned by GSK or any of its Affiliates shall have accepted the offer by tendering such shares or voting such shares in favor thereof and that such offer be for not less than the greater of (i) the Fair Market Value Per Share (as defined in Section 6.10) on the date immediately preceding the date of the first public announcement of such offer or (ii) $105 per share of Common Stock or Common Stock equivalent (appropriately adjusted to take into account stock dividends, stock splits, recapitalizations and the like); and

             (x)  only after, and so long as, GSK's Percentage Interest is 50.1% or greater, with such Voting Stock acquired in accordance with the terms of this Agreement and the Certificate of Incorporation, purchasing additional Equity Securities of the Company if the Company has otherwise determined to sell Equity Securities to pay all or any portion of the milestones that it may owe to GSK pursuant to Section 6.2.3 of the Collaboration Agreement. In this event, GSK shall have the first right to purchase such additional Equity Securities on the terms under which the Company intends to sell such Equity Securities.

          (c)    Third Party Offers.    Nothing herein shall prevent GSK or its Affiliates from, in the event that (A) the Board formally acts to cause the Company to (i) enter into a written agreement pursuant to which a Change in Control transaction with a third party is provided for, (ii) amend the Rights Plan (as defined in Section 6.10) in order to render the Rights Plan inapplicable with respect to any third party or (iii) render inapplicable to any third party the restrictions contained in Section 203 of the DGCL or any similar anti-takeover provision or (B) a person or group (within the meaning of 13(d)(3) of the Exchange Act and not including GSK or any of its Affiliates or any underwriter in connection with a public offering) (each, a "Third Party Acquiror") acquires 20% or more of the then outstanding Voting Stock (a "Significant Third Party

  Acquisition"), making an offer to acquire, and acquiring, Equity Securities pursuant to the terms of GSK's offer; provided that GSK's offer must be an offer for 100% of the Voting Stock of the Company that does not include any condition as to financing and includes a condition to consummation of the transaction that a majority of the shares of the then outstanding Voting Stock not owned by GSK or any of its Affiliates or by any such Third Party Acquiror (or its or their Affiliates) shall have accepted the offer by tendering such shares or voting such shares in favor of thereof.

          (d)    Exceptions for Acquisitions to Maintain GSK's Percentage Interest.

              (i)  In the event that the Company proposes to issue (an "Offering") any Equity Securities (other than pursuant to exercise of options or vesting of restricted shares issued as compensation to directors, officers, employees or consultants of the Company) the Company shall deliver to GSK at least fifteen (15) days prior to the issuance of such Equity Securities, a notice (the "Offer Notification") stating (i) its bona fide intention to offer such Equity Securities, (ii) the number of such Equity Securities to be offered, and (iii) the price, or if relevant, the anticipated range of prices, and other terms upon which the Company proposes to offer such Equity Securities. By written notification received by the Company prior to the issuance of Equity Securities described in the Offer Notification, GSK may elect to purchase in such Offering (or, if such purchase is not then permitted under applicable laws, rules or regulations, as soon thereafter as such purchase is so permitted), Equity Securities (the "First Offer Shares") at the same price as the Equity Securities are sold to others in such Offering and up to such amount as required to maintain GSK's Percentage Interest at the same level as immediately prior to such issuance. With respect to any purchase by GSK of First Offer Shares prior to the Call/Put Termination Date in connection with an Offering that is of Common Stock, the First Offer Shares purchased by GSK shall consist of one-half (1/2) Common Stock and one-half (1/2) Class A Common Stock. With respect to any purchase by GSK of First Offer Shares prior to the Call/Put Termination Date in connection with an Offering of an Equity Security other than Common Stock (the "Non-Common Stock Security"), the First Offer Shares shall consist entirely of the Non-Common Stock Security; provided, however, if such Non-Common Stock Security is convertible into Common Stock prior to the Call/Put Termination Date, one-half (1/2) of such securities purchased by GSK shall be convertible into Common Stock and one-half (1/2) convertible into Class A Common Stock. With respect to any purchase by GSK of First Offer Shares following the Call/Put Termination Date, the First Offer Shares shall consist entirely of the Equity Securities offered in the Offering. Notwithstanding anything to the contrary in the foregoing, in the event that the Offering is the Company's Initial Offering and GSK elects to purchase First Offer Shares, (a) the First Offer Shares shall consist entirely of Class A Common Stock and (b) GSK shall purchase the First Offer Shares in a private placement upon the closing of the Initial Offering or at such later date as is necessary to comply with any federal or state securities or antitrust laws or the rules and regulations of the SEC, the National Association of Securities Dealers, Inc. ("NASD"), NASDAQ National Market ("NASDAQ"), or any other such self-regulating organization.

             (ii)  With respect to exercise of stock options or vesting of restricted stock, on a quarterly basis, GSK shall be afforded the opportunity by the Company to purchase shares of Common Stock, or, if before the Call/Put Termination Date, Class A Common Stock, sufficient to maintain GSK's Percentage Interest at the same level as prior to the exercises and vestings during such quarter. The Company shall deliver to GSK as soon as reasonably practicable, but in any event within forty-five (45) days after the end of each quarter of each fiscal year, a schedule (the "Schedule") setting forth the number of shares of Equity Securities issued upon exercise of options and the number of shares of restricted stock that have vested during such quarter. The Schedule shall also set forth the number of shares of Common Stock, or, if before the Call/Put Termination Date, Class A Common Stock, necessary for GSK to purchase to maintain its Percentage Interest pursuant to this Section 2.1(d)(ii) (the "Catch-up Shares"). By written notification received by the Company within twenty (20) days after receipt of the Schedule, GSK may elect to purchase the Catch-up Shares from the Company. GSK or its Affiliates shall acquire the Catch-up Shares either from the Company at the then Fair Market Value Per Share on the date of such notification or, at the discretion of the Company, via written notification to GSK, through open market purchases.

            (iii)  If GSK's Percentage Interest is 50.1% or greater on the Call/Put Termination Date solely as a result of the exercise of the Put, if at any time following the Call/Put Termination Date and until September 1, 2012, the Company issues Equity Securities (other than pursuant to exercise of options or vesting of restricted shares issued as compensation to directors, officers, employees or consultants of the Company) and GSK declines to purchase Equity Securities in such offering pursuant to its rights under Section 2.1(d)(i), GSK, for a period of six months following such issuance of Equity Securities by the Company, shall, nonetheless, have the right to cause the Company to issue Common Stock to GSK (the "Post Put Offer Shares") in such amount as required to maintain GSK's Percentage Interest at the same level as GSK's Percentage Interest on the Call/Put Termination Date and at a price equal to the greater of (i) the Fair Market Value Per Share of Equity Securities on the date of the notification by GSK as provided in the following sentence or (ii) the price per share of the Equity Securities issued by the Company in the transaction that resulted in GSK's rights pursuant to this Section 2.1(d)(iii) (where the consideration does not consist solely of cash, the fair market value of the non-cash consideration as determined in good faith by the Independent Directors). By written notification to the Company prior to the end of the six month period, GSK may elect to purchase the Post Put Offer Shares. The Company shall use its commercially reasonable efforts to issue the Post Put Offer Shares to GSK within thirty (30) days after receipt of notice from GSK or such later date as is necessary to comply with any federal or state securities or antitrust laws or the rules and regulations of the SEC, NASD, NASDAQ, or any other such self-regulating organization.

            (iv)  If GSK's Percentage Interest is 50.1% or greater on the Call/Put Termination Date solely as a result of the exercise of the Call, if at any time following the Call/Put Termination Date and until September 1, 2012, the Company issues Equity Securities (other than pursuant to exercise of options or vesting of restricted shares issued as compensation to directors, officers, employees or consultants of the Company) and GSK declines to purchase Equity Securities in such offering pursuant to its rights under Section 2.1(d)(i), GSK, for so long as the GSK Percentage Interest is 50.1% or greater, shall have the right to purchase Common Stock (the "Post Call Offer Shares") in such amount as required to maintain GSK's Percentage Interest at the same level as GSK's Percentage Interest on the Call/Put Termination Date and at the price per share of the Equity Securities issued by the Company in the transaction that resulted in GSK's rights pursuant to this Section 2.1(d)(iv) (where the consideration does not consist solely of cash, the fair market value of the non-cash consideration as determined in good faith by the Independent Directors). During such time as the GSK Percentage Interest is 50.1% or greater, by written notification to the Company, GSK may elect to purchase the Post Call Offer Shares. The Company shall use its commercially reasonable efforts to issue the Post Call Offer Shares to GSK within thirty (30) days after receipt of notice from GSK or such later date as is necessary to comply with any federal or state securities or antitrust laws or the rules and regulations of the SEC, NASD, NASDAQ, or any other such self-regulating organization.

             (v)  Notwithstanding anything contained in this Section 2.1(d)(i), (ii), (iii) and (iv), if the Company shall issue Permitted Indebtedness consisting of securities exchangeable or convertible into Voting Stock, the Company shall provide written notice to GSK of the conversion or exchange of any such Permitted Indebtedness within ten (10) days following any such conversion or exchange. GSK shall notify the Company within twenty (20) days following the receipt of such notice if it intends to purchase that number of shares of Voting Stock from the Company required to maintain GSK's Percentage Interest as measured immediately prior to the date of such conversion or exchange of Permitted Indebtedness at a price per share equal to the greater of (x) the conversion or exchange price of such Permitted Indebtedness or (y) the Fair Market Value Per Share on the date of such purchase by GSK. The Company shall use its commercially reasonable efforts to issue such shares of Voting Stock to GSK within thirty (30) days after receipt of notice from GSK of its intention to purchase such shares or such later date as is necessary to comply with any federal or state securities or antitrust laws or the rules and regulations of the SEC, NASD, NASDAQ, or any other such self-regulating organization.

            (vi)  In the event that GSK's Percentage Interest falls below 50.1% (or, in the case of Sections 1.3, 1.6 and 2.3, 35.1%, or in the case of Section 1.1(a), 19.0%) solely as a consequence of any issuance of Equity Securities with respect to which GSK has the right to acquire further Equity Securities under this Section 2.1(d), GSK's Percentage Interest shall be deemed to be greater than 50.1% for purposes of Articles I and II, 35.1% for purposes of Sections 1.3, 1.6 and 2.3, and 19.0% for purposes of Section 1.1(a), unless and until GSK declines to purchase the Equity Securities it is entitled to purchase under this Section 2.1(d).

          (e)    Rights Plan.    The Company will, subject to the Board's exercise of its fiduciary duties, implement a Rights Plan on or before the Initial Offering. The Company shall take all necessary action to render inapplicable to GSK the Rights Plan, Section 203 of the Delaware General Corporation Law (the "DGCL") and any other applicable similar anti-takeover provision.

        SECTION 2.2.    Disposition of Equity Securities.

          (a)    Prior to the Call/Put Termination Date.    Prior to the Call/Put Termination Date, neither GSK nor any of its Affiliates shall dispose of beneficial ownership of any Voting Stock held by them without the prior approval of a majority of the Board other than any director nominated by GSK, except: (A) to any other Affiliate of GSK who agrees in writing to be bound hereunder; or (B) pursuant to a Change in Control transaction of the Company approved by a majority of the Board other than any director nominated by GSK and consummated prior to August 1, 2007.

          (b)    Following the Call/Put Termination Date.

              (i)  Following the Call/Put Termination Date, neither GSK nor any of its Affiliates shall dispose of beneficial ownership of Voting Stock without the prior approval of a majority of the Independent Directors prior to (A) September 1, 2008 if GSK's Percentage Interest is less than 50.1% on the Call/Put Termination Date, or (B) September 1, 2012 if GSK's Percentage Interest is 50.1% or more on the Call/Put Termination Date. If GSK's Percentage Interest is less than 50.1% on the Call/Put Termination Date but is increased to 50.1% or more at any time prior to September 1, 2012 neither GSK nor any of its Affiliates shall dispose of any beneficial ownership of Voting Stock from and after the date GSK's Percentage Interest first equals or exceeds 50.1% until September 1, 2012. In the event that GSK's Percentage Interest is 50.1% or greater and GSK breaches its obligation not to dispose of beneficial ownership of Voting Stock prior to September 1, 2012 pursuant to Section 2.2(b)(i)(B), the "Research Term" under the Alliance Agreement shall lapse simultaneously with such breach and in accordance with Section 3.1.1 of the Alliance Agreement, GSK's future opt-in rights to the Company's Discovery Programs on or after the date of such breach shall terminate.

             (ii)  In the event that the prohibition on disposition of Voting Stock set forth in Subsection 2.2(b)(i) expires on September 1, 2008, neither GSK nor any of its Affiliates shall dispose of beneficial ownership of Voting Stock prior to September 1, 2012 except (A) pursuant to a public offering registered under the Securities Act of 1933, as amended (the "Securities Act") of Equity Securities (in which public offering the securities are broadly distributed and neither GSK nor any of its Affiliates selects the purchasers); or (B) pursuant to Rule 144 under the Securities Act (provided that if Rule 144(k) is available, such disposition nevertheless is within the volume limits and manner of sale requirements applicable to non-144(k) transfers under Rule 144).

            (iii)  In the event that the prohibition on disposition of Voting Stock set forth in Section 2.2(b)(i) expires on September 1, 2012, if GSK or any of its Affiliates disposes of Voting Stock after that date, neither GSK nor any of its Affiliates may purchase any Voting Securities without the prior approval of a majority of Independent Directors for one year after the date of any such disposition.

            (iv)  Neither GSK nor any of its Affiliates may make any public disclosure of any holdings of or disposition of beneficial ownership of the Voting Stock unless such disclosure is approved in advance in writing by the Company, such approval not to be unreasonably withheld or delayed. Notwithstanding the foregoing, no consent of the Company shall be required for any filing that GSK or any of its Affiliates is required to make under applicable Law in any jurisdiction, including without limitation any Form 144 under the Securities Act, any Form 4 under the Exchange Act, or any Schedule 13D or 13G or any amendments thereto under the Exchange Act; provided that, prior to making any such filings, GSK shall use reasonable efforts to (A) to provide the Company notice and a copy of such proposed filings and (B) consult with the Company on the content of such filings.

             (v)  Notwithstanding the foregoing, GSK shall be permitted to dispose of beneficial ownership of any Voting Stock pursuant to a Change in Control transaction of the Company approved by a majority of Independent Directors.

          (c)    Required Dispositions.    Notwithstanding anything to the contrary contained herein, GSK shall be permitted to dispose of beneficial ownership of Voting Stock as and to the extent (but only to the extent) GSK reasonably determines such disposition to be necessary in order for it to comply with its obligations under Section 3.5.

        SECTION 2.3.    Voting.    (a) Except as set forth in Sections 2.3(b) and 2.3(c), prior to the Initial Offering, GSK shall ensure that all Voting Stock beneficially owned by GSK and/or any GSK Affiliate is voted (i) for Company nominees to the Board in accordance with Article I and (ii) on all other matters to be voted on by stockholders, in accordance with the recommendation of a majority of the Board other than any GSK Director. Except as set forth in Sections 2.3(b) and 2.3(c), following the Initial Offering, GSK shall ensure that all Voting Stock beneficially owned by GSK and/or any GSK Affiliate shall be voted on all matters, at the election of GSK, either (i) in accordance with the recommendation of the Independent Directors of the Board or (ii) in proportion to the votes cast by the other holders of the Company's Voting Stock.

          (b)   Subject to paragraph (c) below with respect to the Interim Period, so long as GSK's Percentage Interest is less than 50.1%, GSK shall ensure that all Voting Stock beneficially owned by GSK and/or any GSK Affiliate is voted as set forth in Section 2.3(a), unless the matter being voted upon involves any of the following:

              (i)  any proposal to amend the provisions in the Certificate of Incorporation related to the Put and Call;

             (ii)  any proposal to issue Equity Securities to one or more parties in one transaction or a series of transactions that result in any person or group (within the meaning Section 13(d)(3) of the Exchange Act) owning or having the right to acquire or intent to acquire beneficial ownership of Equity Securities with aggregate voting power of greater than 20% or more of the aggregate voting power of all outstanding Equity Securities (for the avoidance of doubt, in no event shall any such proposed issuance covered by this clause (ii) include a sale of the Company's securities in a public offering); or

            (iii)  any Change in Control.

          (c)   (A) After, and so long as, GSK's Percentage Interest is 50.1% or greater and (B) during the Interim Period so long as the GSK Percentage Interest is 35.1% or greater, GSK shall ensure that all Voting Stock beneficially owned by GSK and/or any GSK Affiliate is voted as set forth in this Section 2.3(a), unless the matter being voted upon involves any of the following:

              (i)  any Change in Control;

             (ii)  the acquisition by the Company of any business or assets that would constitute a substantial portion of the business or assets of the Company, whether such acquisition be by merger or consolidation or the purchase of stock or assets or otherwise;

            (iii)  the sale, lease, license, transfer or other disposal of all or a substantial portion of the business or assets of the Company; provided, however that the sale, license or transfer to another party, in the ordinary course of business, of any Company asset (regardless of its value or what portion of the Company's business or assets it may represent) over which GSK has no contractual rights in accordance with the provisions of the Alliance Agreement shall be considered an ordinary matter pursuant to which GSK must vote its shares in accordance with the recommendation of the Independent Directors of the Board;

            (iv)  any proposal to issue Equity Securities to one or more parties in one transaction or a series of transactions that result in any person or group (within the meaning Section 13(d)(3) of the Exchange Act) owning or having the right to acquire or intent to acquire beneficial ownership of Equity Securities with aggregate voting power of greater than 20% or more of the aggregate voting power of all outstanding Equity Securities (for the avoidance of doubt, in no event shall any such proposed issuance covered by this clause (iv) include a sale of the Company's securities in a public offering); or

             (v)  any proposal to amend the provisions in the Certificate of Incorporation related to the Put and Call.

          (d)   Notwithstanding anything to the contrary herein, following a Significant Third Party Acquisition, GSK shall be entitled to vote its Voting Stock without any restrictions.

          (e)   GSK hereby grants to the Board, and appoints the Board as, its irrevocable proxy to vote, or execute and deliver written consents or otherwise act with respect to all Voting Stock now owned or hereafter acquired by GSK in the manner in which GSK is obligated to vote, consent or act pursuant to this Section 2.3. Such proxy shall be irrevocable until this Agreement terminates pursuant to its terms or this Section 2.3 is amended to remove such grant of proxy in accordance with Section 6.2 hereof, and is coupled with an interest in all voting stock owned by GSK. This Agreement shall constitute the proxy granted pursuant hereto.

        SECTION 2.4.    Collaboration Agreement.    The provisions of this Article II shall apply to all Equity Securities beneficially owned by GSK and/or its Affiliates and supersedes in its entirety Article 15 of the Collaboration Agreement.

ARTICLE III

REDEMPTION AND REPURCHASE OF COMMON STOCK

        SECTION 3.1.    Redemption and Repurchase of Common Stock.

          (a)   GSK shall, in the period between June 1, 2007 and July 1, 2007, inform the Company in writing whether or not it desires to request the redemption of certain Common Stock pursuant to Section C.4 of Article IV of the Certificate of Incorporation. If GSK does request the Call (as defined in Section C.4 of Article IV of the Certificate of Incorporation), it shall provide the desired date for redemption of such Common Stock (the "Call Date") in such notice. Subject to Section 3.1(c), the Company shall, promptly upon receipt of such written request from GSK for the redemption of certain Common Stock, designate a depositary (the "Depositary") for such redemption in accordance with Section C.6(a) of Article IV of the Certificate of Incorporation and notify GSK of such designation. The Company shall give, or cause to be given, the Call Notification (as defined in Section C.4(b) of Article IV of the Certificate of Incorporation) in accordance with such Section C.4(b) of Article IV of the Certificate of Incorporation. The Company shall set as the date of redemption the Call Date; provided that such date shall be consistent with the notice requirements of such paragraph (b). The calculation of the Call Price per share of Common Stock, which shall be made in accordance with paragraphs (a) and (c) of Section C.4 of Article IV of the Certificate of Incorporation, shall be verified with GSK prior to the mailing of such notice. GSK or GlaxoSmithKline shall deposit with the Company at least one business day prior to the Call Price Deposit Date (as defined in Section C.6(a)(i) of Article IV of the Certificate of Incorporation) sufficient funds to pay the Call Amount (as defined in Section C.4(d) of Article IV of the Certificate of Incorporation) and the Company shall deposit those funds with the Depositary in accordance with Section C.6(a)(i) of Article IV of the Certificate of Incorporation. The Company shall only use the funds received from GSK, GlaxoSmithKline or their Affiliates to fund the Depositary for the purposes of effecting the Call pursuant to this Article III. In exchange for such payment, the Company will issue to GSK (or to its designated Affiliate), on the Call Date as specified in the Call Notification, a number of duly authorized and validly issued shares of Class A Common Stock equal to the number of shares of Common Stock acquired thereby by the Company upon cancellation of the Common Stock subject to the Call pursuant to Section C.6(a) of Article IV of the Certificate of Incorporation.

          (b)   At least ten, but not more than thirty, days prior to the commencement of the Put Period (as defined in Section C.11(h) of Article IV of the Certificate of Incorporation), or, in the event of an acceleration of the Put (as defined in Section C.5 of Article IV of the Certificate of Incorporation) in accordance with the terms of Section C.7 of Article IV of the Certificate of Incorporation, as soon as practicable following the date of the occurrence of the Insolvency Event (as defined in Section C.7 of Article IV of the Certificate of Incorporation) giving rise to such acceleration (but in no event later than the tenth day following such date), the Company shall (i) designate the Depositary for making payments to, and receiving shares from, holders of Common Stock in connection with exercises of the Put in accordance with Section C.5 of Article IV of the Certificate of Incorporation and notify GSK and GlaxoSmithKline of such designation and (ii) give, or cause to be given, the Put Notification (as defined in Section C.11(g) of Article IV of the Certificate of Incorporation) in accordance with Section C.5(b) of Article IV of the Certificate of Incorporation or Section C.7 thereof, as the case may be. The Company shall set as the Put Period the period required to be set pursuant such Section C.5(b) or Section C.7, as the case may be.

          (c)   The Company's obligations under Sections 3.1(a) and 3.1(b) hereof shall be suspended during any period when, in the good faith judgment of the majority of the Company's Independent Directors, the redemption of the Common Stock would be prohibited under the DGCL or other applicable Laws.

          (d)   Subject to the provisions of Section 3.1(c), the Company hereby irrevocably appoints GSK and GlaxoSmithKline its attorneys-in-fact for purposes of redeeming the Common Stock in accordance with the terms of Sections 3.1(a) and 3.1(b) hereof and the Certificate of Incorporation.

          (e)   Any Depositary selected by the Company shall have at the time of its selection short-term credit ratings of not less than A-1 from Standard & Poor's Rating Services ("S&P") and not less than P-1 from Moody's Investors Service, Inc. ("Moody's"), and shall have at the time of its selection long-term credit ratings of not less than AA from S&P and not less than Aa2 from Moody's.

        SECTION 3.2.    Indemnification.    GSK and GlaxoSmithKline shall indemnify the Company and its directors, officers, employees and agents against all losses, claims, damages, liabilities and expenses (including attorneys' fees) arising out of the redemption (pursuant to the Call or the Put of the Common Stock in accordance with the provisions of this Agreement (including, without limitation, in the event of the Company's consummation of the redemption of Common Stock in contravention of Section 160 of the DGCL or any other law for the protection of creditors), other than any such losses, claims, damages, liabilities and expenses that result primarily from actions taken or omitted in bad faith by the indemnified person or from the indemnified person's gross negligence or willful misconduct.

        SECTION 3.3.    Options, Warrants and Other Convertible Securities.    GSK and the Company will make appropriate provisions to assure that any options, warrants, rights or securities issued by the Company, convertible into or exercisable or exchangeable for shares of Common Stock that constitute Callable/Puttable Shares, become convertible into or exercisable or exchangeable for consideration of the same type and amount as the holders thereof would have received had they converted, exercised or exchanged such options, warrants, rights or securities prior to the Call Date. If the Call is exercised by GSK, the consideration payable to a holder of options, warrants, rights or securities issued by the Company, convertible into or exercisable or exchangeable for shares of Common Stock that constitute Callable/Puttable Shares shall be paid upon the date of conversion, exercise or exchange of such option, warrant, right or security. Nothing herein shall be deemed or construed as a waiver of any other rights that a holder of any such securities may have.

        SECTION 3.4.    Capital Contribution and Assumption of Put Obligations.

          (a)   GSK or GlaxoSmithKline (or one or more of their Affiliates) shall contribute to the Company, immediately prior to the time that any amounts become due and payable to the holders of Common Stock pursuant to Section C.5 of Article IV of the Certificate of Incorporation, (i) funds in an amount equal to the product of the number of Callable/Puttable Shares with respect to which the Put has been properly exercised multiplied by the Put Price (as defined in Section C.5(a) of Article IV of the Certificate of Incorporation) plus (ii) such additional funds, if any, sufficient to permit the Company to redeem the Callable/Puttable Shares with respect to which the Put has been properly exercised without violating Section 160 of the DGCL, any bankruptcy or insolvency law or other law or regulation for the protection of creditors. In exchange for such payment, the Company will issue to GSK (or to its designated Affiliate), within five business days following the end of the Put Period, a number of duly authorized and validly issued shares of Class A Common Stock equal to the number of shares of Common Stock acquired thereby by the Company. Notwithstanding the foregoing, in the event that GSK or GlaxoSmithKline is required to make any contributions under clause (ii) of the first sentence of this paragraph (a), GSK's and GlaxoSmithKline's obligation to make any such payment to the Company under this Section 3.4 shall be void and of no further force and effect if, in lieu thereof, GSK or GlaxoSmithKline shall (or shall cause one of its Affiliates to) elect to purchase, and make all arrangements necessary (including compliance by GSK or GlaxoSmithKline, or any such Affiliate or Affiliates, with the Exchange Act, the Securities Act and any other applicable Federal or state securities laws) to purchase, at the expiration of the Put Period, directly from each holder of Common Stock, the Callable/Puttable Shares which such holders elect to have purchased (up to 50% of all Callable/Puttable Shares owned by such holder) at a price per share equal to the Put Price. Notwithstanding anything to the contrary contained herein or in the Certificate of Incorporation, unless otherwise agreed to in writing by GSK, in no event shall the amount required to be paid by GSK or GlaxoSmithKline to the Company and/or to holders of Common Stock in connection with the Put exceed $525,000,000.

          (b)   Notwithstanding any other term or provision hereof or of the Alliance Agreement, Section C of Article IV of the Certificate of Incorporation or any other agreement, GSK or GlaxoSmithKline shall either (i) make (or cause one or more of its Affiliates to make) the aggregate payments required to be made under the first sentence of Section 3.4(a) hereof or (ii) if such payments are not made for any reason, make (or cause one of its Affiliates to make) the election to purchase referred to in the third sentence of Section 3.4(a) hereof and comply (or cause one of its Affiliates to comply) fully with such sentence; provided, however, that if an Insolvency Event (as defined in Section C.7 of Article IV of the Certificate of Incorporation) occurs, GSK or GlaxoSmithKline shall, within 10 days after the occurrence of such Insolvency Event, either (x) contribute (or cause one or more of its Affiliates to contribute) to the Company an amount equal to the aggregate amount that would be required to be contributed to the Company under the first sentence of Section 3.4(a) hereof assuming (for purposes of clause (i) of such sentence) that the holders of all Callable/Puttable Shares were to exercise the Put with respect to 50% of the Callable/Puttable Shares owned by such holder or (y) elect (or cause one of its Affiliates to elect) to purchase, and make all arrangements necessary (including compliance by GSK or GlaxoSmithKline, or any such Affiliate, with the Exchange Act, the Securities Act and any other Federal or state securities laws) to purchase, at the expiration of the Put Period, directly from the holders of Common Stock at the Put Price the shares of Callable/Puttable Shares which such stockholders elect to have purchased (up to 50% of all Callable/Puttable Shares owned by such holder). In exchange for the payment by GSK or GlaxoSmithKline or any of their Affiliates of the amount specified in clause (x) of the immediately preceding sentence (which amount shall be invested by the Company in a money market fund which holds primarily U.S. government obligations until such time as any amounts are paid to creditors or stockholders (it being specified that the returns on such investment shall be paid to GSK or GlaxoSmithKline upon demand)), the Company will issue to GSK (or its designated Affiliate) a number of duly authorized and validly issued shares of Class A Common Stock equal to 50% the number of Callable/Puttable Shares. Immediately following the expiration of the Put Period, if the Put has not been exercised with respect to 50% of the then Callable/Puttable Shares and if GSK or GlaxoSmithKline shall have complied with clause (x) of the first sentence of this Section 3.4(b), (1) the Company shall refund to GSK or GlaxoSmithKline, as the case may be, (or their designated Affiliate) an amount (together with any interest actually earned thereon) equal to the product of the Put Price times the number of Callable/Puttable Shares with respect to which the Put has not been exercised and (2) GSK (or by its designated Affiliate) shall, in exchange for such payment by the Company, contribute to the Company a number of shares of Class A Common Stock equal to the number of Callable/Puttable Shares with respect to which the Put has not been exercised. In the event that GSK or GlaxoSmithKline pays the amount specified in clause (x) of the first sentence of this Section 3.4(b), GSK or GlaxoSmithKline and any of their Affiliates shall not be entitled to any payments or other distributions on or in respect of any Equity Security unless and until the Company has redeemed all of the shares of Common Stock with respect to which the Put has been properly exercised.

          (c)   It is understood and agreed that, if GSK so elects, the obligation of GSK and GlaxoSmithKline to purchase shares of Common Stock pursuant to any of the provisions in this Section 3.4 may, at the election of GSK, be assigned by GSK to any Affiliate of GSK (other than the Company). No assignment pursuant to this Section 3.4(c) shall relieve GSK or GlaxoSmithKline of any of its obligations under this Section 3.4 or otherwise.

          (d)   The Company shall take (and shall have no corporate power or capacity to refuse to take) such actions as may be necessary to enforce the obligations of GSK and GlaxoSmithKline under this Section 3.4 directly against GSK and GlaxoSmithKline, or in the event of assignment by GSK, against GSK and any Affiliate of GSK to which any assignment is made.

          (e)   The Company shall only use the funds received from GSK, GlaxoSmithKline or their Affiliates to fund the Depositary for the purposes of effecting the Put pursuant to this Article III.

        SECTION 3.5.    Required Regulatory Filings.    GSK, GlaxoSmithKline and the Company agree to take all actions necessary to make all required filings and thereafter make any other required submissions with respect to the transactions contemplated under this Agreement under any applicable law, including, without limitation, any applicable federal or state securities Law, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and foreign antitrust regulations. With respect to the transactions contemplated by the Put and Call, in furtherance of the foregoing, GSK, GlaxoSmithKline and the Company agree to take all necessary actions to make any required filings under the HSR Act and any applicable foreign antitrust regulations prior to February 1, 2007. GSK, GlaxoSmithKline and the Company shall respond as promptly as practicable to all inquiries or requests received from any such antitrust regulator. The parties shall cooperate with each other in connection with the making of all such filings or requests. GSK, GlaxoSmithKline and the Company shall take all required action to cause any waiting period (and any extension thereof) applicable to the transactions contemplated hereunder to expire or be terminated under the HSR Act and any waiting period (and any extension thereof) applicable to the transactions contemplated hereunder under any foreign antitrust Law (or any approval thereunder) to expire or be terminated or be obtained prior to June 1, 2007.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

        SECTION 4.1.    Representations of the Company.

          (a)   The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of the Company.

          (b)   The execution, delivery and performance by the Company of this Agreement require no action by or in respect of, or filing with, any governmental body, agency, official or authority.

          (c)   The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (i) contravene or conflict with the Certificate of Incorporation or Bylaws of the Company, and (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company.

        SECTION 4.2.    Representations of GSK, GlaxoSmithKline and GGL.

        Each of GSK, GlaxoSmithKline and GGL represent that:

          (a)   The execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby are within its corporate powers and have been duly authorized by all necessary corporate action. This Agreement constitutes its valid and binding agreement.

          (b)   The execution, delivery and performance by it of this Agreement require no action by or in respect of, or filing with, any governmental body, agency, official or authority.

          (c)   The execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby do not and will not (i) contravene or conflict with its charter or Bylaws, and (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to it.

ARTICLE V

SEVERANCE ARRANGEMENTS

        SECTION 5.1.    Severance Arrangements.    The Company will not and will not permit any of its subsidiaries to, (i) enter into any contract, agreement, plan or arrangement covering any director, officer or employee of the Company or any subsidiary that provides for the making of any payments, the acceleration of vesting of any benefit or right or any other entitlement contingent upon (A) (x) the stock purchase by GSK pursuant to the Class A Stock Purchase Agreement, (y) the exercise by GSK of any of its rights under this Agreement to representation on the Board (and its committees) or (z) any acquisition by GSK of securities of the Company (whether by merger, tender offer, private or market purchases or otherwise) not prohibited by this Agreement or (B) the termination of employment after the occurrence of any such contingency if such payment, acceleration or entitlement would not otherwise have been provided but for such contingency or (ii) amend any existing contract, agreement, plan or arrangement to so provide. Notwithstanding anything to the contrary in the foregoing, GSK agrees to the adoption by the Company of the Company's "Change In Control Severance Plan" in effect as of the date of this Agreement.

ARTICLE VI

MISCELLANEOUS

        SECTION 6.1.    Notices.    All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given:

  If to the Company:

    Theravance, Inc.
    901 Gateway Boulevard
    South San Francisco, CA 94080
    Facsimile: 650-808-6095
    Attn: General Counsel

  With a copy to:

    Gunderson Dettmer et al.
    155 Contitution Drive
    Menlo Park, CA 94025
    Facsimile: 650-321-2800
    Attn: Christopher D. Dillon
             Jay K. Hachigian

  If to GSK:

    SmithKline Beecham Corporation
    One Franklin Plaza (FP2355)
    200 N. 16th Street
    Philadelphia, PA 19102
    Attn: Company Secretary
    Facsimile: 215-751-5349

  With a copy to:

    GlaxoSmithKline
    One Franklin Plaza (FP2355)
    200 N. 16th Street
    Philadelphia, PA 19102
    Facsimile: 215-751-5349
    Attn: Corporate Law

  and with a copy to:

    GlaxoSmithKline
    Greenford Road
    Greenford
    Middlesex
    UB6 0HE
    United Kingdom
    Attn: Vice President, Worldwide Business Development
    Facsimile: 011 44 208-966-5371

  and with a copy to:

    Glaxo Group Limited
    Glaxo Wellcome House
    Berkeley Avenue
    Greenford
    Middlesex UB6 0NN
    United Kingdom
    Attn: Company Secretary
    Facsimile: 011 44 208-047-6904

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by facsimile when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate answerback is received or (ii) if given by any other means, when delivered at the address specified in this Section 6.1.

        SECTION 6.2.    Amendments; Waivers.

          (a)   Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by GSK and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that, in the case of the Company, no such amendment or waiver shall be effective without the approval of a majority of the Independent Directors.

          (b)   No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

        SECTION 6.3.    Successors and Assigns.    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other party hereto.

        SECTION 6.4.    Governing Law.    This Agreement shall be governed by and construed in accordance with and governed by the law of the State of Delaware, without regard to the conflicts of laws principles thereof. Any action brought, arising out of, or relating to this Agreement shall be brought in the Court of Chancery of the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of said Court in respect of any claim relating to the validity, interpretation and enforcement of this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding in which any such claim is made that it is not subject thereto or that such action suit or proceeding may not be brought or is not maintainable in such courts, or that the venue thereof may not be appropriate or that this agreement may not be enforced in or by such courts. The parties hereby consent to and grant the Court of Chancery of the State of Delaware jurisdiction over such parties and over the subject matter of any such claim and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 6.1, or in such other manner as may be permitted by law, shall be valid and sufficient thereof.

        SECTION 6.5.    Counterparts; Effectiveness.    This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and which together shall constitute one and the same document.

        SECTION 6.6.    Specific Performance.    Each party acknowledges and agrees that their respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, agrees that, in the event of a breach or threatened breach by the Company, on the one hand, or GSK, GGL and GlaxoSmithKline (the "Glaxo Parties"), on the other hand, of the provisions of this Agreement, in addition to any remedies at law, the Glaxo Parties and the Company, respectively, without posting any bond shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

        SECTION 6.7.    Termination.    This Agreement (other than Sections 3.2 and 3.3 hereof) shall terminate at the earliest of (i) such time as GSK and its Affiliates beneficially own 100% of the outstanding Voting Stock, (ii) the effective time of a Change in Control, and (iii) September 1, 2015.

        SECTION 6.8.    Severability.    In the event of the invalidity of any provisions of this Agreement or if this Agreement contains any gaps, the parties agree that such invalidity or gap shall not affect the validity of the remaining provisions of this Agreement. The parties will replace an invalid provision or fill any gap with valid provisions which most closely approximate the purpose and economic effect of the invalid provision or, in case of a gap, the parties' presumed intentions. In the event that the terms and conditions of this Agreement are materially altered as a result of the preceding sentences, the parties shall renegotiate the terms and conditions of this Agreement in order to resolve any inequities. Nothing in this Agreement shall be interpreted so as to require either party to violate any applicable laws, rules or regulations.

        SECTION 6.9.    Registration and Filing of This Agreement.    To the extent, if any, that either the Company, on the one hand, or the Glaxo Parties, on the other hand, concludes in good faith that such party or the other party is required to file or register this Agreement or a notification thereof with any governmental authority, including without limitation the SEC, the Competition Directorate of the Commission of the European Communities or the U.S. Federal Trade Commission, in accordance with Law, such party shall inform the other party thereof. Should the Company and the Glaxo Parties jointly agree that either of them is required to submit or obtain any such filing, registration or notification, they shall cooperate, each at its own expense, in such filing, registration or notification and shall execute all documents reasonably required in connection therewith. In such filing, registration or notification, the parties shall request confidential treatment of sensitive provisions of this Agreement, to the extent permitted by Law. The parties shall promptly inform each other as to the activities or inquiries of any such Governmental Authority relating to this Agreement, and shall reasonably cooperate to respond to any request for further information therefrom on a timely basis.

        SECTION 6.10.    Certain Definitions.

          (a)   As used in this Agreement, the following terms shall have the following meanings:

              (i)  "Affiliate" of a party means any Person, whether de jure or de facto, which directly or indirectly controls, is controlled by, or is under common control with such Person for so long as such control exists, where "control" means the decision-making authority as to such Person and, further, where such control shall be presumed to exist where a Person owns more than fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity; it being specified that for purposes of this Agreement, the Company and its direct and indirect subsidiaries, if any, shall not be deemed to be Affiliates of GSK.

             (ii)  "Call" shall have the meaning set forth in Section 4 of Article IV of the Certificate of Incorporation.

            (iii)  "Callable/Puttable Shares" means (i) all outstanding shares of Common Stock that are not subject to repurchase by the Company pursuant to any employee, officer, director or consultant compensation plan as of the Call Date or the final day of the Put Period, as the case may be, (ii) all shares of Common Stock subject to issuance upon the exercise of options to acquire Common Stock granted pursuant to any employee, officer, director or consultant compensation plan that are or will be fully vested as of the Call Date or the final day of the Put Period, as the case may be, (iii) all shares of Common Stock subject to issuance upon the exercise, exchange or conversion of warrants, exchangeable or convertible securities (other than any such options described in clause (ii)) that are by their terms exercisable, exchangeable or convertible as of the Call Date or the final day of the Put Period, as the case may be.

            (iv)  "Call/Put Termination Date" shall have the meaning set forth in Section C.8 of Article IV of the Certificate of Incorporation.

             (v)  "Change in Control" means, with respect to (A) the Company, any transaction or series of related transactions (including mergers, consolidations and other forms of business consolidations) following which continuing stockholders of the Company hold less than 50% of the outstanding voting securities of either the Company, the entity surviving such transaction or any direct or indirect parent entity of such continuing or surviving entity or (B) the sale, lease, license, transfer or other disposal of all or substantially all of the business or assets of the Company (provided, however, that the sale, license or transfer to another party, in the ordinary course of business, of any Company asset (regardless of its value or what portion of the Company's business or assets it may represent) over which GSK has no contractual rights in accordance with the provisions of the Alliance Agreement shall not be considered a Change in Control transaction); it being understood that GSK's exercise of its rights or performance of its obligations pursuant to the Put or Call shall not be deemed a Change in Control.

            (vi)  "Effective Date" means May 11, 2004 (the first business day following the date on which the last of the conditions contained in Section 15.14 of the Alliance Agreement was satisfied).

           (vii)  "Fair Market Value Per Share" means, with respect to an Equity Security as of a particular date, (a) if the Equity Security is traded on a securities exchange or through NASDAQ, the closing price of the Equity Security on such exchange or system on such date or (b) if the Equity Security is not traded on a securities exchange or through NASDAQ, the value on such date as determined in good faith after consultation with a nationally recognized financial advisor by a majority of the Independent Directors.

          (viii)  "Indebtedness" of any Person means, without duplication, the following, (a) all Obligations of such Person for borrowed money, (b) all Obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all Obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable or accruals arising in the ordinary course of business, (d) all Obligations of such Person in respect of any capital lease, (e) all Obligations of such Person to repurchase or redeem equity securities, whether or not pursuant to the terms thereof, other than the Put and except to the extent such Obligations are payable solely in the form of other equity securities, and (f) all Obligations of such Person with respect to any financial hedging arrangements. For purposes of this definition, "Obligations" shall mean any principal, interest, penalties, fees, guarantees, reimbursements, damages, costs of unwinding and other liabilities payable under the documentation governing any Indebtedness.

            (ix)  "Initial Offering" means the closing of the Company's sale of its securities pursuant to a bona fide, firmly underwritten public offering of shares of Common Stock, registered under the Securities Act.

             (x)  "Law" means any law, statute, rule, regulation, ordinance and other pronouncement having the binding effect of any court, tribunal, arbitrator, agency, legislative body, commission, official or other instrumentality of (x) any government of any country, (y) a federal, state, province, county, city or other political subdivision thereof or (z) any supranational body.

            (xi)  "Permitted Indebtedness" means any Indebtedness of the Company that is issued prior to the Call/Put Termination Date and in an amount equal to or less than $100 million; provided, however, if such indebtedness may be convertible or exchangeable into Voting Stock, the terms of such indebtedness shall provide that any such conversion or exchange may not occur prior to the Call/Put Termination Date.

           (xii)  "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company, joint venture, proprietorship or other business organization.

          (xiii)  "Put" shall have the meaning set forth in Section 5 of Article IV of the Certificate of Incorporation.

          (xiv)  "Rights Plan" means any rights plan adopted by the Company that has the effect (or similar effect) of providing, upon the acquisition of a specified percentage of Voting Stock by a third party without the approval of the Board, stockholders (other than such acquiring party) the right to acquire Voting Stock of the Company in a manner designed to significantly dilute the ownership stake of such acquiring party.

          (b)   The following terms shall have the meanings defined for such terms in the Sections of this Agreement set forth below:

Term	Section
Agreement	Preamble
Alliance Agreement	Recitals
Board	1.1(a)
Call Date	3.1(a)
Catch-up Shares	2.1(d)(ii)
Certificate of Incorporation	1.1(a)
Common Stock	Recitals
Class A Stock Purchase Agreement	Recitals
Collaboration Agreement	2.1(a)(iv)
Company	Preamble
DGCL	2.1(e)
Depositary	3.1(a)
End of the Equity Limitation Period	1.6(b)
Equity Security	1.5(a)(iii)
Exchange Act	2.1(a)(i)
First Offer Shares	2.1(d)(i)
Glaxo Parties	6.6
GlaxoSmithKline	Preamble
GSK	Preamble
GSK Directors	1.2(a)
GSK Independent Nominees	1.2(b)
GSK's Percentage Interest	1.2(b)
HSR Act	3.5
Independent Directors	1.2(a)
Initial Offering	2.1(b)(v)
Investors' Rights Agreement	2.1(b)(iv)
NASD	2.1(d)(i)
NASDAQ	2.1(d)(i)
Non-GSK Directors	1.2(b)
Offer Notification	2.1(d)(i)
Offering	2.1(d)(i)
Party	Preamble
Post Call Offer Shares	2.1(d)(iv)
Post Put Offer Shares	2.1(d)(iii)
Prior Agreement	Recitals
Schedule	2.1(d)(ii)
SEC	2.1(a)(ii)
Securities Act	2.2(b)(ii)
Third Party Acquiror	2.1(c)
Voting Stock	1.5(a)(iii)

        SECTION 6.11.    Captions.    The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

        SECTION 6.12.    Prior Agreement.    The Prior Agreement is hereby amended and restated in its entirety and shall be of no further force or effect.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THERAVANCE, INC.
By:	/s/ RICK E WINNINGHAM
Name:	Rick E Winningham
Title:	Chief Executive Officer
SMITHKLINE BEECHAM CORPORATION
By:	/s/ DONALD F. PARMAN
Name:	Donald F. Parman
Title:	Vice President and Secretary
GLAXOSMITHKLINE plc [solely with respect to Articles III, IV and VI]
By:	/s/ GLAXOSMITHKLINE PLC
Name:
Title:
GLAXO GROUP LIMITED [solely with respect to Articles II, IV and VI]
By:	/s/ GLAXO GROUP LIMITED
Name:
Title:

SIGNATURE PAGE TO GOVERNANCE AGREEMENT

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  Exhibit 10.14
AMENDED AND RESTATED GOVERNANCE AGREEMENT